UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, Orexigen Therapeutics, Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Mark Booth in connection with Mr. Booth’s resignation, effective September 30, 2015 (the “Separation Date”), from his position as Chief Commercial Officer. Mark’s Booth’s departure was part of a previously announced planned transition in connection with the appointment of the Company’s current EVP, Chief Commercial Officer, Tom Cannell, in March 2015.

The Separation Agreement provides that Mr. Booth will be paid all accrued salary and unused vacation earned through the Separation Date and will remain eligible for a pro-rated annual bonus for calendar year 2015, which will be determined within the sole discretion of the Company’s Board of Directors. Mr. Booth will also remain eligible for the Company’s current group health insurance benefits to the extent provided by federal or state laws and the Company’s current group health insurance policies. The Separation Agreement also provides that the Company will retain Mr. Booth as a consultant pursuant to the terms of a separate consulting agreement, as described below. In addition, Mr. Booth’s outstanding stock options, to the extent that they have already vested as of the Separation Date, will remain exercisable until April 7, 2016, on which date they will expire and cease to be exercisable. Any unvested and unexercised stock options were forfeited and expired as of the Separation Date. Finally, Mr. Booth has generally and completely released the Company and its affiliates of and from any and all claims, liabilities and obligations that arise out of or are related to events, acts, conduct or omissions occurring prior to the Separation Date, and has agreed to customary non-disclosure, non-disparagement and cooperation provisions.

On October 1, 2015, the Company also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Booth, pursuant to which Mr. Booth will be engaged as a consultant to the Company. The Consulting Agreement will be effective until April 7, 2016, unless extended by mutual consent or earlier terminated by the Company. During the consulting term, Mr. Booth will provide up to a specified number of hours of services per month to the Company upon request. In consideration for such services, Mr. Booth will receive an hourly consulting fee, as well as reimbursement for reasonable expenses. In addition, Mr. Booth has agreed to customary non-disclosure, non-solicitation and work product assignment provisions.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement. The Separation Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company intends to file a copy of the Consulting Agreement with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2015, requesting confidential treatment for certain portions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated September 30, 2015, by and between the Registrant and Mark Booth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: October 2, 2015	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	EVP, Chief Business and Financial Officer